UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 09, 2013

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2013, Unified Grocers, Inc. (the “Company”) entered into a Consent and Agreement with Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto. The Consent and Agreement temporarily modifies the Company’s Amended and Restated Credit Agreement dated as of June 28, 2013.

The amendment provides for a modification of the excess availability calculations to accommodate normal seasonal working capital needs in the period from October 15, 2013 to January 15, 2014. The amendment does not change the maximum amount that can be borrowed under the agreement of $275 million, but does provide additional flexibility under certain provisions of the agreement.

The Consent and Agreement, except as expressly stated, does not modify the Credit Agreement and other Loan Documents, which remain unmodified and in full force and effect.

Exhibits – Incorporation by Reference

A copy of the Consent and Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The foregoing description of the Consent and Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Consent and Agreement, dated as of October 09, 2013, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013	UNIFIED GROCERS, INC.

	By	/s/ HARRY H. DEMAS
Harry H. Demas General Counsel and Secretary